EX-33.6
(logo) HSBC


REPORT ON COMPLIANCE WITH APPLICABLE SERVICING CRITERIA
PURSUANT TO ITEM 1122 OF REGULATION AB UNDER THE
SECURITIES EXCHANGE ACT OF 1934


1. HSBC Mortgage Corporation (USA) (the "Company") is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ending December 31, 2007 (the "Reporting Period"), as set forth in Appendix A hereto. The transactions covered by this report include asset-backed securities transactions (for which the Company acted as servicer) involving residential mortgage loans (the "Platform");

2. The Company has engaged certain vendors, which are not servicers as defined in Item 1101(j) of Regulation AB (the "Vendors"), to perform specific, limited or scripted activities, and the Company elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors' activities as set forth in Appendix A hereto;

3. Except as set forth in paragraph 4 below, the Company used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess compliance with the Applicable Servicing Criteria;

4. The criteria listed in the column titled "Inapplicable Servicing Criteria" on Appendix A hereto are inapplicable to the Company based on the activities it performs, directly or through its Vendors, with respect to the Platform;

5. The Company has complied, in all material respects, with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole;

6. The Company has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole;

7. The Company has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole, and

8. KPMG LLP, an independent registered public accounting firm, has issued an attestation report on the Company's assessment of compliance with the Applicable Servicing Criteria for the Reporting Period.

IN WITNESS WHEREOF, I have signed this report on behalf of the Company this 29th day of February 2008.

By: /s/ Michael T. Stilb
Name:  Michael T. Stilb
Title: Senior Vice President


HSBC Mortgage Corporation (USA)
2929 Walden Avenue, Depew, NY 14043

(logo) EQUAL HOUSING LENDER


(page)


Appendix A


                                                                    Applicable Servicing                 Inapplicable Servicing
                 Servicing Criteria                                      Criteria                             Criteria *

                                                                    Performed    Performed           Performed by     Not
                                                                    directly     by                  subservicer(s)   Performed by
                                                                    by           Vendor(s)           or vendor(s)     Company or by
                                                                    Company      for which           for which        subservicer(s)
                                                                                 Company is the      Company is       or vendor(s)
                                                                                 Responsible         NOT the          retained by
                                                                                 Party               Responsible      Company
Reference                             Criteria                                                       Party

                 General Servicing Considerations

1122(d)(1)(i)    Policies and procedures are instituted to           X
                 monitor any performance or other triggers and events of default in accordance with the transaction agreements.

1122(d)(1)(ii)   If any material servicing activities are X outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.

1122(d)(1)(iii)  Any requirements in the transaction                                                                   Not
                 agreements to maintain a back-up servicer for                                                         applicable
                 the pool assets are maintained.

1122(d)(1)(iv)   A fidelity bond and errors and omissions            X
                 policy is in effect on the party
                 participating in the servicing function
                 throughout the reporting period in the amount
                 of coverage required by and otherwise in
                 accordance with the terms of the transaction
                 agreements.



                                                                    Applicable Servicing                 Inapplicable Servicing
                 Servicing Criteria                                      Criteria                             Criteria *

                                                                    Performed    Performed           Performed by     Not
                                                                    directly     by                  subservicer(s)   Performed by
                                                                    by           Vendor(s)           or vendor(s)     Company or by
                                                                    Company      for which           for which        subservicer(s)
                                                                                 Company is the      Company is       or vendor(s)
                                                                                 Responsible         NOT the          retained by
                                                                                 Party               Responsible      Company
Reference                             Criteria                                                       Party

                 Cash Collection and Administration

1122(d)(2)(i)    Payments on pool assets are deposited into          X
                 the appropriate custodial bank accounts and related bank
                 clearing accounts no more than two business days following receipt, or such other number of days specified in the
                 transaction agreements.

1122(d)(2)(ii)   Disbursements made via wire transfer on             X
                 behalf of an obligor or to an investor are
                 made only by authorized personnel.

1122(d)(2)(iii)  Advances of funds or guarantees regarding X collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)   The related accounts for the transaction,           X
                 such as cash reserve accounts or accounts
                 established as a form of
                 overcollateralization, are separately
                 maintained (e.g., with respect to commingling
                 of cash) as set forth in the transaction
                 agreements.

1122(d)(2)(v)    Each custodial account is maintained at a           X
                 federally insured depository institution as
                 set forth in the transaction agreements. For
                 purposes of this criterion, "federally
                 insured depository institution" with respect
                 to a foreign financial institution means a
                 foreign financial institution that meets the
                 requirements of Rule 13k-1(b)(1) under the
                 Securities Exchange Act of 1934, as amended.

1122(d)(2)(vi)   Unissued checks are safeguarded so as to            X-1
                 prevent unauthorized access.

1122(d)(2)(vii)  Reconciliations are prepared on a monthly           X
                 basis for all asset-backed securities related
                 bank accounts, including custodial accounts
                 and related bank clearing accounts. These
                 reconciliations (A) are mathematically
                 accurate; (B) are prepared within 30 calendar
                 days after the bank statement cutoff date, or
                 such other number of days specified in the
                 transaction agreements; (C) are reviewed and
                 approved by someone other than the person who
                 prepared the reconciliation; and (D) contain
                 explanations for reconciling items. These
                 reconciling items are resolved within 90
                 calendar days of their original
                 identification, or such other number of days
                 specified in the transaction agreements.



                                                                    Applicable Servicing                 Inapplicable Servicing
                 Servicing Criteria                                      Criteria                             Criteria *

                                                                    Performed    Performed           Performed by     Not
                                                                    directly     by                  subservicer(s)   Performed by
                                                                    by           Vendor(s)           or vendor(s)     Company or by
                                                                    Company      for which           for which        subservicer(s)
                                                                                 Company is the      Company is       or vendor(s)
                                                                                 Responsible         NOT the          retained by
                                                                                 Party               Responsible      Company
Reference                             Criteria                                                       Party

                 Investor Remittances and Reporting

1122(d)(3)(i)    Reports to investors, including those to be         X-2                                               X-2
                 filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission
                 requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction
                 agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.

1122(d)(3)(ii)   Amounts due to investors are allocated and          X
                 remitted in accordance with timeframes,
                 distribution priority and other terms set
                 forth in the transaction agreements.

1122(d)(3)(iii)  Disbursements made to an investor are posted X within two business days to the servicer's investor records, or such other number of days specified in the transaction agreements.

1122(d)(3)(iv)   Amounts remitted to investors per the X investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.



                                                                    Applicable Servicing                 Inapplicable Servicing
                 Servicing Criteria                                      Criteria                             Criteria *

                                                                    Performed    Performed           Performed by     Not
                                                                    directly     by                  subservicer(s)   Performed by
                                                                    by           Vendor(s)           or vendor(s)     Company or by
                                                                    Company      for which           for which        subservicer(s)
                                                                                 Company is the      Company is       or vendor(s)
                                                                                 Responsible         NOT the          retained by
                                                                                 Party               Responsible      Company
Reference                             Criteria                                                       Party

                 Pool Asset Administration

1122(d)(4)(i)    Collateral or security on pool assets               X
                 ismaintained as required by the transaction
                 agreements or related pool asset
                 documents.

1122(d)(4)(ii)   Pool assets and related documents are               X
                 safeguarded as required by the transaction
                 agreements

1122(d)(4)(iii)  Any additions, removals or substitutions to the X asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

1122(d)(4)(iv)   Payments on pool assets, including any              X-3          X-3
                 payoffs, made in accordance with the related
                 pool asset documents are posted to the
                 servicer's obligor records maintained no more
                 than two business days after receipt, or such
                 other number of days specified in the
                 transaction agreements, and allocated to
                 principal, interest or other items (e.g.,
                 escrow) in accordance with the related pool asset documents.

1122(d)(4)(v)    The servicer's records regarding the pool X assets agree with the servicer's records with respect to an obligor's unpaid principal balance.

1122(d)(4)(vi)   Changes with respect to the terms or status X of an obligor's pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset
                 documents.

1122(d)(4)(vii)  Loss mitigation or recovery actions (e.g.,          X
                 forbearance plans, modifications and deeds in
                 lieu of foreclosure, foreclosures and
                 repossessions, as applicable) are initiated,
                 conducted and concluded in accordance with
                 the timeframes or other requirements
                 established by the transaction agreements.

1122(d)(4)(viii) Records documenting collection efforts are          X-4          X-4
                 maintained during the period a pool asset
                 is delinquent in accordance with the
                 transaction agreements. Such records are
                 maintained on at least a monthly basis, or
                 such other period specified in the
                 transaction agreements, and describe the
                 entity's activities in monitoring delinquent
                 home equity loans including, for example, phone
                 calls, letters and payment rescheduling plans
                 in cases where delinquency is deemed
                 temporary (e.g., illness or unemployment).

1122(d)(4)(ix)   Adjustments to interest rates or rates of X return for pool assets with variable rates are computed based on the related pool asset documents.

1122(d)(4)(x)    Regarding any funds held in trust for an           X
                 obligor (such as escrow accounts): (A) such
                 funds are analyzed, in accordance with the
                 obligor's pool asset documents, on at least
                 an annual basis, or such other period
                 specified in the transaction agreements; (B)
                 interest on such funds is paid, or credited,
                 to obligors in accordance with applicable
                 pool asset documents and state laws; and
                 (C) such funds are returned to the obligor
                 within 30 calendar days of full repayment of
                 the related pool asset, or such other
                 number of days specified in the transaction
                 agreements.

1122(d)(4)(xi)   Payments made on behalf of an obligor (such        X-5          X-5                 X-6
                 as tax or insurance payments) are made on or
                 before the related penalty or expiration
                 dates, as indicated on the appropriate bills
                 or notices for such payments, provided that
                 such support has been received by the
                 servicer at least 30 calendar days prior to
                 these dates, or such other number of days
                 specified in the transaction agreements.

1122(d)(4)(xii)  Any late payment penalties in connection with X any payment to be made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

1122(d)(4)(xiii) Disbursements made on behalf of an obligor         X-5          X-5                 X-6
                 are posted within two business days to the
                 obligor's records maintained by the servicer,
                 or such other number of days specified in the
                 transaction agreements.

1122(d)(4)(xiv)  Delinquencies, charge-offs and uncollectible X accounts are recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)   Any external enhancement or other support,                                                           Not
                 identified in Item 1114(a)(1) through (3) or                                                         applicable
                 Item 1115 of Regulation AB, is maintained as
                 set forth in the transaction agreements.


* Check only criteria which Company neither performs nor takes responsibility for the performance by a Vendor.

1 - Company asserts in whole to this criterion as Company utilizes safety paper blank check stock and has no unissued checks.

2 - For (A), (B) and (D), the Company assertion to this criterion is only for the functions of a Servicer clearly identified in the transaction documents. (C) is not applicable to the Company.

3 - A portion of the Company's payments are processed by its affiliates.

4 - A portion of the Company's early stage collection calls (less than 60 days) are initiated by its affiliates.

5 - A portion of the Company's payments on behalf of obligors are made and posted by its affiliates.

6 - Property tax payments on behalf of obligors are made by First American Real Estate Solutions of Texas, L.P. The Company does not take responsibility for the performance by First American Real Estate Solutions of Texas, L.P. See separate Certification attached.
